Exhibit 10.1

SECURED PROMISSORY NOTE

$300,000 29 August, 2023

For value received, IRONNET, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of JAN E. TIGHE or her assigns (“Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of $300,000 (the “Holder Funds”) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.
Access to and Use of Funds.

The Holder Funds shall be deposited into the SVB Holding Account [ ] (the “Bank Account”) for administrative convenience, and held by the Company in trust for the benefit of the Holder, subject to the Company’s ability to use such funds solely for the purposes set forth in this Section 1. Until the Company uses the Holders Funds for purposes described in this Section 1, the Holder Funds (i) are not and shall not be deemed, or represented in any way as, property or assets of the Company and (ii) shall at all times be identifiable in the Bank Account and the Company shall trace the use of all Holder Funds. If the Company uses the Holder Funds, the funds so used shall be subject to the terms of this Note (as defined below).

Any Holder Funds not used by the Company for the purposes set forth herein by September 1, shall be wired, in equal amounts[ ].

The Holder Funds may be used by the Company solely for the following purposes:

1. First, to satisfy accrued and unpaid employee payroll related obligations of the Company.

2. Second, to pay an amount not to exceed $100,000.00 on account of employee, contractor or vendor expenses to prepare and file a bankruptcy proceeding under Chapter 7 of the United States Bankruptcy Code.

3. Third, to pay the premium for the director and officer tail insurance policy.

2. Principal Repayment.

(a)
The outstanding principal amount of this Secured Promissory Note (this “Note”), and all accrued and unpaid interest thereon, shall be due and payable on 28 August, 2024 (the “Maturity Date”).
(b)
The Company may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

3. Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at a rate equal to 13.8% per annum, which interest shall be payable on the earlier of prepayment and the Maturity Date.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. If at any time the interest rate payable on this Note shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

4. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, unless another place of payment shall be specified in writing by Holder.

5. Application of Payments. The Company shall repay the full principal balance of this Note, together with any accrued and unpaid interest thereon, on the Maturity Date. This Note may be prepaid in whole or in part at any time without penalty or premium. Any accrued and unpaid interest on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

6. Secured Note. This note is secured by the Collateral (as defined in the Security Agreement) pursuant to that certain Security Agreement (the “Security Agreement”), dated as of the date hereof, by and among the Company, as grantor, the Holder, as a secured party, and other Secured Parties (as defined therein) party thereto.

7. Event of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)
the Company fails to pay timely (i) any of the principal amount due under this Note on the date the same becomes due and payable or (ii) any accrued interest or other amounts due under this Note within three (3) business days[1] of the date the same becomes due and payable;
(b)
the Company shall materially default in its performance of any other covenant under this Note or the Security Agreement, which default is not cured within 30 days after written notice thereof from Holder;
(c)
the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or
(d)
an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, upon the written consent of the Majority Lenders (as defined in the Security Agreement) and upon written notice to the Company, and, in the case of an Event of Default pursuant to (c) or (d) above, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

8. Waivers. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default and acceleration pursuant to the preceding Section 6, to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses as and when incurred), incurred in connection with the enforcement and/or collection of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9. Notices. All notices and other communications required to be given under this Note to either Holder or the Company, as applicable, shall be in writing.

10. Governing Law. In all respects, including all matters of construction, validity and performance, this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

11. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Company and the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Successors and Assigns. This Note may be transferred only in compliance with the provisions herein and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[Signature page follows.]

The Company has caused this SECURED PROMISSORY NOTE to be executed by its duly authorized officer as of the date first set forth above.

IRONNET, INC.

By: /S/ Cameron Pforr

Its: Chief Financial Officer

HOLDER

By: Jan Tighe